EXHIBIT 23.1


                               KYLE L. TINGLE, CPA



                                                                  April 30, 2005



To Whom It May Concern:



The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report of March 14, 2005 accompanying the audited financial statements of Madison Explorations, Inc. as at December 31, 2004 in the Form 10SB12G with the U.S. Securities and Exchange Commission.



Very truly yours,



Kyle L. Tingle, CPA, LLC
















        3145 East Warm Springs Road, Suite 450, Las Vegas,Nevada 89120,
                   Phone: (702) 434-8452, Fax: (702) 436-4218
                       e-mail: ktingle@kyletinglecpa.com